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                                                                    EXHIBIT 10.4


                        STOCK PURCHASE AND SALE AGREEMENT

                                  by and among

                               ORTHALLIANCE, INC.,

                               ------------------,

                                       and

                               ------------------

                         DATED AS OF
                                     ------------------

                    THIS AGREEMENT IS SUBJECT TO ARBITRATION.


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                        STOCK PURCHASE AND SALE AGREEMENT

         This STOCK PURCHASE AND SALE AGREEMENT (this "Agreement") is made and executed as of __________________, by and among ORTHALLIANCE, INC., a Delaware corporation ("OrthAlliance"), __________________, a _____________ corporation
(the "Company"), and __________________, resident of the State of _____________
("Shareholder".)

                                    RECITALS

         WHEREAS, the Company owns certain assets used to operate an orthodontic practice in ___________, _____________;

         WHEREAS, Shareholder is the only shareholder of the Company;

         WHEREAS, OrthAlliance is engaged in the business of acquiring the assets of and providing consulting services with respect to orthodontic practices to the extent permitted by applicable law; and

         WHEREAS, Shareholder wishes to sell to OrthAlliance all of Shareholder's right, title and interest in and to all of the outstanding shares of capital stock of the Company (the "Orthodontic Stock"), and OrthAlliance wishes to buy all of Shareholder's right, title and interest in and to the Orthodontic Stock, subject to and upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1. PURCHASE AND SALE OF ORTHODONTIC STOCK AND CLOSING.

         1.1 PURCHASE. Upon the terms and conditions set forth herein, Shareholder shall sell to OrthAlliance and OrthAlliance shall purchase from Shareholder all of Shareholder's right, title and interest in and to the Orthodontic Stock, free and clear of all liens, charges, encumbrances, claims, options, and other restrictions of any nature whatsoever.

         1.2 PURCHASE PRICE. OrthAlliance hereby agrees to pay to Shareholder the purchase price ("Purchase Price") for the Orthodontic Stock set forth on Annex I hereto.

         1.3 DELIVERY OF ORTHODONTIC STOCK. At Closing (as hereinafter defined) Shareholder shall deliver to OrthAlliance validly issued certificates representing the Orthodontic Stock, together with stock powers duly executed in blank, and with all necessary transfer tax and other revenue stamps (if any), acquired at the Shareholder's expense. Shareholder shall execute and deliver such instruments of conveyance, sale or transfer, and shall take or cause to be taken such further action as OrthAlliance or its counsel shall request at any time or from time to time to vest, confirm or evidence in OrthAlliance good and marketable title to all of the Orthodontic Stock intended to be conveyed, sold, transferred and delivered to OrthAlliance hereunder.

         1.4 CLOSING DATE. The sale, transfer and delivery of the Orthodontic Stock pursuant to the terms of this Agreement and the delivery of the Purchase Price (as hereinafter defined) shall take place as soon as all appropriate conditions as set forth herein have been fulfilled. The date on which the last of all payments and deliveries occurs is the "Closing Date", and such payments and deliveries constitute the "Closing." The parties hereto shall use their reasonable best efforts to satisfy all appropriate conditions as soon as possible.

         1.5 COSTS AND EXPENSES. Each party to this Agreement shall pay its fees, costs and expenses and those of its agents, accountants, lawyers and investment advisors, whether or not the transactions contemplated hereby are consummated in accordance with the terms of this Agreement.

         1.6 SUBSEQUENT ACTIONS. If, at any time after the Closing Date, OrthAlliance shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to


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vest, perfect or confirm of record or otherwise in OrthAlliance its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired as a result of, or in connection with this Agreement, Shareholder shall take such actions and provide such assistance as may be reasonably required to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Company or otherwise to carry out this Agreement.

SECTION  2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER.

         The Company and the Shareholder, jointly and severally, hereby represent and warrant to OrthAlliance that the following statements are current and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement, except as set forth in the disclosure Exhibits accompanying this Section 2) and the Effective Date. The disclosure Exhibits will be arranged in paragraphs corresponding to the paragraphs contained in this Section.

         2.1 CORPORATE EXISTENCE; GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of _____________. The Company has all necessary powers to own all of its assets and to carry on its business as such business is now being conducted. The Company does not own stock directly or indirectly, in any other corporation, association or business organization, nor is the Company a party to any joint venture or partnership, other than as set forth on Exhibit 2.1. Shareholder is the sole shareholder of the Company and owns all outstanding shares of capital stock free of all security interests, claims, encumbrances and liens. Each share of Company common stock has been legally and validly issued and fully paid and nonassessable. No shares of capital stock of the Company are owned by the Company in treasury. There are no outstanding (a) bonds, debentures, notes or other obligations the holders of which have the right to vote with the stockholders of the Company on any matter (except as set forth in Exhibit 2.1),
(b) securities of the Company convertible into equity interests in the Company, or (c) commitments, options, rights or warrants to issue any such equity interests in the Company, to issue securities of the Company convertible into such equity interests, or to redeem any securities of the Company. No shares of capital stock of the Company have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of the Shareholder. The Company is not required to qualify to do business as a foreign corporation in any other state or jurisdiction by reason of its business, properties or activities in or relating to such other state or jurisdiction. The Company does not have any assets, employees or offices in any state other than
_____________.

         2.2 POWER AND AUTHORITY FOR TRANSACTIONS. The Company has the corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement or to be executed and delivered on the Closing Date, and has taken all action required by law, its Articles of Incorporation, its Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. Shareholder has the legal capacity to enter into and perform this Agreement and the other agreements to be executed and delivered in connection herewith. The Company has obtained (or will obtain as of the Closing Date) the approval of the Shareholder necessary to the consummation of the transactions contemplated herein. This Agreement and all agreements and documents executed and delivered in connection herewith have been, or will be as of the Closing Date, duly executed and delivered by the Company and the Shareholder, as appropriate, and constitute or will constitute the legal, valid and binding obligations of the Company and the Shareholder, enforceable against the Company and the Shareholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The execution and delivery of this Agreement, and the agreements executed and delivered pursuant to this Agreement or to be executed and delivered on the Closing Date, do not, and, subject to the receipt of consents described on
Exhibit 2.5, the consummation of the actions contemplated hereby will not, violate any provision of the Articles of Incorporation or Bylaws of the Company or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, rent, instrument, order, arbitration award, judgment or decree to which the Company or Shareholder is a party or by which the Company or Shareholder is bound, or violate any material restrictions of any kind to which the Company is subject, or result in any lien or encumbrance on any of the Company's assets.

         2.3 PERMITS, LICENSES AND GOVERNMENTAL AUTHORIZATIONS. All building or other permits, certificates of occupancy, concessions, grants, franchises, licenses, certificates of need and other governmental authorizations and approvals required to be maintained by the Company, the Shareholder and each licensed employee of the Company


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have been duly obtained and are in full force and effect unless such failure to obtain would not have a material adverse effect on the Company. There are no proceedings pending or, to the knowledge of the Company and the Shareholder, threatened, which may result in the revocation, cancellation or suspension, or any adverse modification, of any thereof.

         2.4 CORPORATE RECORDS. True and correct copies of the Articles of Incorporation, Bylaws and all amendments thereto of the Company have been delivered to OrthAlliance, and the books of account of the Company have been kept accurately in the ordinary course of business and the revenues, expenses, assets and liabilities of the Company have been properly recorded in such books.

         2.5 CONSENTS. Except as set forth on Exhibit 2.5, no consent, authorization, permit, license or filing with any governmental authority, any lender, lessor, any manufacturer or supplier or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement and the agreements and documents contemplated hereby on the part of the Company or the Shareholder.

         2.6 THE COMPANY'S FINANCIAL INFORMATION. The Company has heretofore furnished OrthAlliance with copies of financial information ("Financial Statements") about the Company as set forth on Exhibit 2.6 attached hereto, including the unaudited Balance Sheet ("Balance Sheet") as of ______________, 199_ ("Balance Sheet Date"). Such financial statements have been prepared consistent with past practices, reflect all liabilities of the Company, including all contingent liabilities of the Company, as of their respective dates, and present fairly the financial position of the Company as of such dates and the results of operations and cash flows for the period or periods reflected therein; provided, however, that such Financial Statements are subject to post year end adjustments (which will not be material individually or in the aggregate).

         2.7 LEASES. Exhibit 2.7 attached hereto sets forth a list of all leases pursuant to which the Company leases, as lessor or lessee, real or personal property used in operating the business of the Company or otherwise. Such leases listed on Exhibit 2.7 are valid and enforceable in accordance with their respective terms unless such validity or unenforceability will have no material negative impact on the Company. There is not under any such lease any existing default by the Company, as lessor or lessee, or any condition or event of which the Company or Shareholder has knowledge which with notice or lapse of time, or both, would constitute a default.

         2.8 CONDITION OF ASSETS. All of the plants, structures and equipment used by the Company in its business are in good condition and repair subject to normal wear and tear and conform with all applicable ordinances, regulations and other laws, and the Company and the Shareholder have no knowledge of any latent defects therein.

         2.9 TITLE TO AND ENCUMBRANCES ON PROPERTY. An inventory list of all interests in personal property and real estate leasehold interests owned by the Company is set forth on Exhibit 2.9 (the "Property"). The Company has good, valid and marketable title to the Property free and clear of any liens, claims, charges, exceptions or encumbrances, except for those, if any, which are set forth in Exhibit 2.9 attached hereto or those which were disposed of in the ordinary course of business prior to the Closing Date. The real estate leasehold interest and personal property described on Exhibit 2.7 and Exhibit 2.9 constitute the only real and personal property used in the conduct of the Company's business, except as otherwise disclosed in Exhibit 2.9. Upon consummation of the transactions contemplated hereby, such interest in the Property shall be free and clear of all liens, security interests, claims and encumbrances and evidence of such releases of liens and claims shall be provided to OrthAlliance on the Closing Date.

         2.10 INVENTORIES. All inventories of the Company used in the conduct of its business are reflected on the Balance Sheet in accordance with generally accepted accounting principles consistently applied. The items of the Company's inventory have been acquired in the ordinary course of its business, are adequate for the reasonable requirements of its business, and may be used for their intended purposes. Except as otherwise noted in the Balance Sheet, substantially all of the inventory owned or used by the Company is in good, current, standard and merchantable condition and is not obsolete or defective.

         2.11 INTELLECTUAL PROPERTY RIGHTS; NAMES. Except as set forth on
Exhibit 2.11, the Company has no right, title or interest in or to patents, patent rights, corporate names, assumed names, manufacturing processes, trade names, trademarks, service marks, inventions, specialized treatment protocols, copyrights, formulas and trade secrets or similar items and such items are the only such items necessary for the conduct of its business. Set forth in Exhibit
2.11 is a listing of all names of all predecessor companies of the Company, including the names of any entities from whom


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the Company previously acquired significant assets. Except for off-the-shelf software licenses and except as set forth on Exhibit 2.11, the Company is not a licensee in respect of any patents, trademarks, service marks, trade names, copyrights or applications therefor, or manufacturing processes, formulas or trade secrets or similar items and no such licenses are necessary for the conduct of its business. No claim is or, to the best of Company's or Shareholder's knowledge, is pending to the effect that the present or past operations of the Company infringe upon or conflict with the asserted rights of others to any patents, patent rights, manufacturing processes, trade names, trademarks, service marks, inventions, licenses, specialized treatment protocols, copyrights, formulas, know-how and trade secrets. To the best of Company's and Shareholder's knowledge, the Company has the sole and exclusive right to use all such proprietary rights without infringing or violating the rights of any third parties and no consents of any third parties are required for the use thereof by OrthAlliance or the Company after the Closing. Any corporate, assumed, or trade names utilizing the name of Shareholder may be changed at the option of the Company prior to Closing and OrthAlliance shall acquire no interest therein.

         2.12 DIRECTORS AND OFFICERS; PAYROLL INFORMATION; EMPLOYEES. Set forth on Exhibit 2.12 attached hereto is a true and complete list, as of the date of this Agreement of: (a) the name of each director and officer of the Company and the offices held by each, (b) the most recent payroll report of the Company, showing all current employees of the Company and their current levels of compensation, (c) promised increases in compensation of employees of the Company that have not yet been effected, (d) oral or written employment agreements or independent contractor agreements (and all amendments thereto) to which the Company is a party, copies of which have been delivered to OrthAlliance, and (e) all employee manuals, materials, policies, procedures and work-related rules, copies of which have been delivered to OrthAlliance. The Company is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices. The Company has not engaged in any unfair labor practice. To the best of Company's and Shareholder's knowledge, there are no unfair labor practices charges or complaints pending or threatened against the Company, and the Company has never been a party to any agreement with any union, labor organization or collective bargaining unit.

         2.13 LEGAL PROCEEDINGS. Neither the Company nor Shareholder nor outstanding shares of the Company's stock nor any of the Company's assets is subject to any pending, nor does the Company or Shareholder have knowledge of any threatened litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting the Company, Shareholder, the outstanding shares of the Company's stock, any of the assets of the Company, the operations, business or prospects of the Company or the transactions contemplated by this Agreement, and, to the knowledge of the Company and the Shareholder, no basis for any such action exists, nor is there any legal impediment of which the Company or Shareholder has knowledge to the continued operation of its business in the ordinary course, subject to consents set forth on Exhibit 2.5.

         2.14 CONTRACTS. The Company has delivered to OrthAlliance true copies of all written, and disclosed to OrthAlliance, all oral, outstanding contracts, obligations and commitments of the Company, excluding patient contracts (the "Contracts"), all of which are listed or incorporated by reference on Exhibit
2.7 (in the case of leases) and Exhibit 2.14 (in the case of Contracts other than leases) attached hereto. Except as otherwise indicated on such Exhibits, to the best of Company's and Shareholder's knowledge, all of such Contracts are valid, binding and enforceable in accordance with their terms and are in full force and effect, and no defenses, offsets or counterclaims have been asserted or may be made by any party thereto, subject to applicable bankruptcy, insolvency, reorganization or other laws affecting the rights of creditors generally, or to equitable principles. Except as indicated on such Exhibits, there is not under any such Contract any existing default by the Company, or any condition or event of which the Company or Shareholder has knowledge which with notice or lapse of time, or both, would constitute a default. The Company and the Shareholder has no knowledge of any default by any other party to such Contracts. Neither the Company nor the Shareholder has received notice of the intention of any party to any Contract to cancel or terminate any Contract and have no reason to believe that any amendment or change to any Contract is contemplated by any party thereto. Other than those contracts, obligations and commitments of the Company listed on Exhibit 2.7 and Exhibit 2.14 and any patient contracts, the Company is not a party to any material written or oral agreement, contract, lease or arrangement, including any:

                  (a) Contract related to the assets of the Company not made in the ordinary course of business other than this Agreement;

                  (b) Employment, consulting, service or compensation agreement or arrangement;


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                  (c) Labor or collective bargaining agreement;

                  (d) Lease agreement with respect to any property, whether as lessor or lessee;

                  (e) Deed, bill of sale or other document evidencing an interest in or agreement to purchase or sell real or personal property;

                  (f) Contract for the purchase of materials, supplies or equipment (i) which is in excess of the requirements of its business now booked or for normal operating inventories, or (ii) which is not terminable upon notice of thirty (30) days or less;

                  (g) Agreement for the purchase from a supplier of all or substantially all of the requirements of the Company of a particular product or service;

                  (h) Loan agreement or other contract for money borrowed or lent or to be borrowed or lent to another;

                  (i) Contracts containing non-competition covenants; or

                  (j) Other contracts or agreements that involve either an unperformed commitment in excess of $1,000 or that cannot be performed in the ordinary course of business within thirty (30) days after the date hereof or terminated by the Company without payment of any penalty or other expense.

         2.15 SUBSEQUENT EVENTS. Except as disclosed on Exhibit 2.15, the Company has not, since the Balance Sheet Date:

                  (a) Incurred any material obligation or liability (absolute, accrued, contingent or otherwise) or entered into any contract, lease, license or commitment, except for this Agreement, other than in the ordinary course of business or incurred any indebtedness;

                  (b) Discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on the Balance Sheet or (ii) liabilities incurred since the Balance Sheet Date in the ordinary course of business;

                  (c) Formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

                  (d) Made any payments to or loaned any money to any person or entity other than in the ordinary course of business consistent with past practices;

                  (e) Lost or terminated any employee, patient, customer or supplier that has, individually or in the aggregate, a material adverse effect on its business;

                  (f) Increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor;

                  (g) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets of the Company, tangible or intangible;

                  (h) Sold or contracted to sell or transferred or contracted to transfer any of the assets used in the conduct of the Company's business or canceled any debts or claims or waived any rights, except in the ordinary course of business consistent with past practices;

                  (i) Except in the ordinary course of business consistent with past practices, granted any increase in the rates of pay of employees, consultants or agents, or by means of any bonus or pension plan, contract or


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other commitment, increased the compensation of any officer, employee, consultant or agent;

                  (j) Authorized or incurred any capital expenditures in excess of Five Thousand Dollars ($5,000);

                  (k) Except for this Agreement and any other agreement executed and delivered pursuant to this Agreement, entered into any material transaction other than as permitted hereunder;

                  (l) Redeemed, purchased, sold or issued any stock, bonds or other securities to persons other than the Shareholder;

                  (m) Experienced damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of its properties, assets or business, or experienced any other material adverse change in its financial condition, assets, prospects, liabilities or business;

                  (n) Declared or paid a distribution, payment or dividend of any kind on the capital stock of the Company;

                  (o) Repurchased, approved any repurchase or agreed to repurchase any of the Company's capital stock; or

                  (p) Suffered any material adverse change in the business of the Company or to the assets of the Company.

         2.16 ACCOUNTS RECEIVABLE/PAYABLE. The Balance Sheet reflects the amount, as of the Balance Sheet Date, of the Company's (i) accounts receivable, net of allowances for uncollectible and doubtful amounts ("Accounts Receivable"), and (ii) current accounts payable and current accrued liabilities (other than the current portion of long-term debt) ("Accounts Payable"). Exhibit
2.16 contains a true and accurate (i) list of all Accounts Receivable, and (ii) list of all Accounts Payable and (iii) statement of the working capital ("Working Capital") of the Company as of the Balance Sheet Date. The Company maintains its accounting records in sufficient detail to substantiate the accounts receivable reflected on the Balance Sheet and has given and will give to OrthAlliance full and complete access to those records, including the right to make copies therefrom. Since the Balance Sheet Date, the Company has not changed any principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. Accounts Receivable are not recorded in amounts estimated to be net of contractual allowances related to third-party payor arrangements. The Company is in substantial compliance with the terms and conditions of such third-party payor arrangements, and the reserves established by the Company are adequate to cover any liability resulting from lack of compliance.

         2.17 TAXES. The Company has filed all tax returns required to be filed by it, and made all payments of taxes, including any interest, penalty or addition thereto, required to be made by it, with respect to income taxes, real and personal property taxes, sales taxes, use taxes, employment taxes, excise taxes and other taxes due and payable on or before the date of this Agreement. To the best of Company's and Shareholder's knowledge, all such tax returns are complete and accurate in all respects and properly reflect the relevant taxes for the periods covered thereby. The Company has no tax liability, except for real and personal property taxes and license fees for the current period not yet due and payable and sales, use, employment and similar taxes for periods as to which such taxes have not yet become due and payable. The unpaid taxes of the Company did not, as of the Balance Sheet Date, exceed the reserve for taxes (rather than any reserve for deferred taxes established to reflect timing differences between book and income tax income) set forth on the face of the Balance Sheet (rather than in any notes thereto), as adjusted for the passage of time through the Closing Date (in accordance with the past custom and practice of the Company). The Company and the Shareholder have not received any notice that any tax deficiency or delinquency has been asserted against the Company. To the best of Company's and Shareholder's knowledge, there are no audits relating to taxes of the Company threatened, pending or in process. The Company is not currently the beneficiary of any waiver of any statute of limitations in respect of taxes nor of any extension of time within which to file any tax return or to pay any tax assessment or deficiency. There are no liens or encumbrances relating to taxes on or, to the best of Company's and Shareholder's knowledge, threatened against any of the assets of the Company. To the best of Company's and Shareholder's knowledge, the Company has withheld and paid all taxes required by law to have been withheld and paid by it. Neither the Company nor any predecessor of the


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Company is or has been a party to any tax allocation or sharing agreement or a member of an affiliated group of corporations filing a consolidated federal income tax return. The Company has delivered to OrthAlliance correct and complete copies of the Company's three most recently filed annual state and federal income tax returns, together with all examination reports and statements of deficiencies assessed against or agreed to by the Company during the three calendar year period preceding the date of this Agreement. The Company has neither made any payments, is obligated to make any payments, or is a party to any agreement that under any circumstance could obligate it to make any payments that will not be deductible under Code section 280G.

         2.18 COMMISSIONS AND FEES. There are no claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Agreement which may be now or hereafter asserted against OrthAlliance, the Company or the Shareholder resulting from any action taken by the Company or the Shareholder or their respective agents or employees, or any of them.

         2.19 LIABILITIES; DEBT. Except to the extent reflected or reserved against on the Balance Sheet, the Company did not have, as of the Balance Sheet Date, and has not incurred since that date and will not have incurred as of the Closing Date, any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than those incurred in the ordinary course of business. The Company and the Shareholder do not know, or have reasonable grounds to know, of any basis for the assertion against the Company as of the Balance Sheet Date, of any claim or liability of any nature in any amount not fully reflected or reserved against on the Balance Sheet, or of any claim or liability of any nature arising since that date other than those incurred in the ordinary course of business or contemplated by this Agreement. All indebtedness of the Company (including without limitation, indebtedness for borrowed money, guaranties and capital lease obligations) is described on Exhibit 2.19 attached hereto.

         2.20 INSURANCE POLICIES. The Company and Shareholder carry property, liability, malpractice, workers' compensation and such other types of insurance as is customary in the industry. Valid and enforceable policies in such amounts are outstanding and duly in force and will remain duly in force through the Closing Date. All such policies are described in Exhibit 2.20 attached hereto and true and correct copies have been delivered to OrthAlliance. Neither the Company nor Shareholder has received notice or other communication from the issuer of any such insurance policy canceling or amending such policy or threatening to do so. Neither the Company nor Shareholder has any outstanding claims, settlements or premiums owed against any insurance policy.

         2.21 EMPLOYEE BENEFIT PLANS. Except as set forth on Exhibit 2.21 attached hereto, the Company has neither established, nor maintains, nor is obligated to make contributions to or under or otherwise participate in, (a) any bonus or other type of compensation or employment plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document); (b) any pension, profit-sharing, retirement or other plan, program or arrangement; or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). To the best of Company's and Shareholder's knowledge, all such plans listed on Exhibit 2.21 (individually "Company Plan," and collectively "Company Plans") have been operated and administered in all material respects in accordance with all applicable laws, rules and regulations, including without limitation, ERISA, the Internal Revenue Code of 1986, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. To the best of Company's and Shareholder's knowledge, no act or failure to act by the Company has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Company Plans. No "reportable event" (as defined in ERISA) has occurred with respect to any of the Company Plans. The Company has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980. With respect to each Company Plan, either (i) the value of plan assets (including commitments under insurance contracts) is at least equal to the value of plan liabilities or (ii) the value of plan liabilities in excess of plan assets is disclosed on the Balance Sheet, all as of the Closing Date.

         2.22 ADVERSE AGREEMENTS. The Company is not, and will not be as of the Closing Date, a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation that materially and adversely affects the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company.



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         2.23 COMPLIANCE WITH LAWS IN GENERAL. The Company, the Shareholder and
Company's licensed employees have complied with all applicable laws, rules, regulations and licensing requirements, including, without limitation, the Federal Environmental Protection Act, the Occupational Safety and Health Act, the Americans with Disabilities Act and any environmental laws and medical waste laws, and there exist no violations by the Company, Shareholder or any licensed employee of the Company of any federal, state or local law or regulation unless the failure to do so would have no material negative impact upon the Company. Neither the Company nor Shareholder has received any notice of a violation of any federal, state and local laws, regulations and ordinances relating to the operations of the business and assets of the Company and no notice of any pending inspection or violation of any such law, regulation or ordinance has been received by the Company or Shareholder unless such notice or violation would have no material negative impact upon the Company.

         2.24 MEDICARE AND MEDICAID PROGRAMS. The Company, Shareholder and each licensed employee of the Company is qualified for participation in the Medicare and Medicaid programs and is party to provider agreements for such programs which are in full force and effect with no defaults having occurred thereunder. The Company, Shareholder and each licensed employee of the Company has timely filed all claims or other reports required to be filed with respect to the purchase of services by third-party payors, and all such claims or reports are complete and accurate, and has no liability to any payor with respect thereto. To the best of Company's and Shareholder's knowledge, there are no pending appeals, overpayment determinations, adjustments, challenges, audit, litigation or notices of intent to open Medicare or Medicaid claim determinations or other reports required to be filed by the Company, Shareholder and each licensed employee of the Company. Neither the Company, nor Shareholder, nor to the best of Company's and Shareholder's knowledge, any licensed employee of the Company has been convicted of, or pled guilty or nolo contendere to, patient abuse or negligence, or any other Medicare or Medicaid program related offense and none has committed any offense which may serve as the basis for suspension or exclusion from the Medicare and Medicaid programs.

         2.25 FRAUD AND ABUSE. The Company, Shareholder and all persons and entities providing professional services for the Company's business have not, to the knowledge of the Company and the Shareholder, engaged in any activities which are prohibited under Sections 1320a-7b or Sections 1395nn of Title 42 of the United States Code or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited to, the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;
(b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid, or (e) referring a patient for designated health services to or providing designated health services to a patient upon referral from an entity or person with which the orthodontist or an immediate family member has a financial relationship, and to which no exception under Sections 1395nn of Title 42 of the United States Code applies.

         2.26 NO UNTRUE REPRESENTATIONS. No representation or warranty by the Company or Shareholder in this Agreement, and no Exhibit or certificate issued or executed by, or information furnished by, officers or directors of the Company or Shareholder and furnished or to be furnished to OrthAlliance pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

         2.27 DISTRIBUTIONS AND REPURCHASES. No distribution, payment or dividend of any kind has been declared or paid by the Company on any of its capital stock since the Balance Sheet Date. No repurchase of any of the Company's capital stock has been approved, effected or is pending, or is contemplated by the Board of Directors of the Company.

         2.28 BANKING RELATIONS. Set forth in Exhibit 2.28 is a complete and accurate list of all arrangements that the Company has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         2.29 OWNERSHIP INTERESTS OF INTERESTED PERSONS; COMPETITORS. To the best of Company's and Shareholder's knowledge, no officer, employee, director or stockholder of the Company, or their respective spouses, children or affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier or competitor of the Company or any organization that has a material contract or arrangement with the Company. To the best of Company's and Shareholder's knowledge, neither the Company, nor any of its directors, officers, employees, consultants or the Shareholder nor any affiliate of such person is, or within the last three (3) years was, a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or service agreement with any orthodontist, dentist, hospital, pharmacy, or other person or entity which is in a position to make or influence referrals to, or otherwise generate business for, the Company or to provide services, lease space, lease equipment or engage in any other venture or activity with the Company.

         2.30 PAYORS. Exhibit 2.30 sets forth a true, complete and correct list of the names and addresses of each payor of the Company's services which accounted for more than ten percent (10%) of revenues of the Company in the preceding fiscal year. To the best of Company's and Shareholder's knowledge, the Company has good relations with all such payors and other material payors of the Company and none of such payors has notified the Company that it intends to discontinue its relationship with the Company or to deny any claims submitted to such payor for payment.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF ORTHALLIANCE.

                  OrthAlliance hereby represents and warrants to the Company and Shareholder that the following statements are current and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement, except as set forth in the disclosure Exhibits accompanying this Section 3) and the Effective Date. The disclosure Exhibits will be arranged in paragraphs corresponding to the paragraphs contained in this Section.

         3.1 CORPORATE EXISTENCE; GOOD STANDING. OrthAlliance is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. OrthAlliance is, or will be at Closing, duly qualified to do business and is in good standing in the states where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified would have a material adverse effect upon OrthAlliance, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, properties and business. OrthAlliance has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, the absence of which, either individual or in the aggregate, would have a material adverse effect on the business, operations, or financial condition of OrthAlliance.

         3.2 CONSENTS, POWER AND AUTHORITY. OrthAlliance has corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement, and has taken all actions required by law, its Certificate and Articles of Incorporation, its Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. This Agreement and all agreements and documents executed and delivered in connection herewith have been, or will be as of the Closing Date, duly executed and delivered by OrthAlliance as appropriate, and constitute or will constitute the legal, valid and binding obligations of OrthAlliance enforceable against OrthAlliance in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The execution and delivery of this Agreement and the agreements related hereto executed and delivered pursuant to this Agreement do not and, subject to the receipt of consents to assignments of leases and other contracts where required and the receipt of regulatory approvals where required, the consummation of the transactions contemplated hereby will not violate, any provision of the Certificate of Incorporation or Bylaws of OrthAlliance or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which OrthAlliance is a party or by which it is bound.

         3.3 COMMISSIONS AND FEES. OrthAlliance has not incurred any obligation for any finder's, broker's or agent's fees in connection with the transactions contemplated hereby.

         3.4 CAPITAL STOCK. The issuance and delivery by OrthAlliance of shares of the common stock of OrthAlliance in connection with this Agreement will be as of the Closing Date duly authorized by all necessary corporate action on the part of OrthAlliance. The shares of OrthAlliance common stock to be issued in connection with this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

         3.5 LEGAL PROCEEDINGS. Except as set forth on Exhibit 3.5, there are no actions, suits or proceedings instituted or pending, or to OrthAlliance's knowledge, threatened against OrthAlliance or any of its subsidiaries, or against any property, asset, interest, or right of any of them, that are reasonably expected to have either individually or in the aggregate a material adverse effect on the business, operations, assets or condition (financial or otherwise) of OrthAlliance or its subsidiaries on a consolidated basis taken as a whole or that are reasonably expected to impede the consummation of the transactions contemplated by this Agreement. OrthAlliance is not a party to any agreement or instrument nor subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance that might impede the consummation of the transactions contemplated by this Agreement.

SECTION 4 COVENANTS OF THE COMPANY AND SHAREHOLDER.

         The Company and the Shareholder, jointly and severally, agree that between the date hereof and the Closing Date:

         4.1 CONSUMMATION OF AGREEMENT. The Company and the Shareholder shall use their best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

         4.2 BUSINESS OPERATIONS. Except as specifically contemplated by this Agreement, the Company and the Shareholder shall operate the Company's business in the ordinary course. The Company shall not enter into any lease, contract, indebtedness, commitment, purchase or sale or acquire or dispose of any capital asset except in the ordinary course of business. The Company and the Shareholder shall use their best efforts to preserve the business and assets of the Company intact and shall not take any action that would have an adverse effect on the business or assets of the Company, including without limitation any action the primary purpose or effect of which is to generate or preserve cash; provided that the Company may continue to operate in the ordinary course of business. The Company and the Shareholder shall use their best efforts to preserve intact the relationships with payors, customers, suppliers, patients and others having significant business relations with the Company. The Company shall collect its receivables and pay its trade payables in the ordinary course of business. The Company shall not introduce any new method of management, operations or accounting. On the Closing Date, the Company shall not be engaged in the practice of orthodontics and shall not provide orthodontic services.

         4.3 ACCESS AND NOTICE. The Company and the Shareholder shall permit OrthAlliance and its authorized representatives reasonable access to, and make available for reasonable inspection, all of the assets and business of the Company and all of its assets, including employees, customers and suppliers and permit OrthAlliance and its authorized representatives to inspect and make copies of all documents, records and information with respect to the business or assets of the Company as OrthAlliance or its representatives may request. The Company and the Shareholder shall promptly notify OrthAlliance in writing of (a) any notice or communication relating to a default or event that, with notice or lapse of time or both, could become a default, under any contract, commitment or obligation to which the Company is a party, and (b) any material adverse change in the Company's business, financial condition or the conditions of its assets.

         4.4 APPROVALS OF THIRD PARTIES AND PERMITS AND CONSENTS. The Company and Shareholder shall use their best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby, including consents described on Exhibit 2.5.

         4.5 ACQUISITION PROPOSAL. The Company and Shareholder shall not, and shall use their best efforts to cause the Company's employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer, including without limitation, any proposal or offer to the Shareholder, with respect to a merger, acquisition, consolidation or similar transaction involving, or the purchase of all or any significant portion of the assets or any equity securities of the Company or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to such proposal or offer, and the Company and the Shareholder will immediately cease any such activities, discussions or negotiations heretofore conducted with respect to any of the foregoing.

         4.6 FUNDING OF ACCRUED EMPLOYEE BENEFITS. The Company hereby covenants and agrees that it will take whatever steps are necessary to pay or fund completely for any accrued benefits, where applicable, or vested accrued benefits for which the Company or any entity might have liability arising from any salary, wage, benefit, bonus, vacation pay, sick leave, insurance, employment tax or similar liability of the Company to any employee or other person or entity (including, without limitation, any Company Plan and any liability under employment contracts with the Company) allocable to services performed prior to the Closing Date. The Company acknowledges that the purpose and intent of this covenant is to ensure that OrthAlliance shall have no liability, directly or indirectly, at any time after the Closing Date with respect to any of the Company's employees or similar persons or entities, including, without limitation, any Company Plan.

         4.7 EMPLOYEE MATTERS. The Company shall not, without the prior written approval of OrthAlliance, except as required by law, increase the cash compensation of Shareholder or other employee or an independent contractor of the Company, adopt, amend or terminate any compensation plan, employment agreement, independent contractor agreement, employee policies and procedures or employee benefit plan, take any action that could deplete the assets of any employee benefit plan, or fail to pay any premium or contribution due or file any report with respect to any employee benefit plan, or take any other actions with respect to its employees or employee matters which might have an adverse effect upon the Company, its business, assets or prospects.

         4.8 DISTRIBUTIONS AND REPURCHASES. No distribution, payment or dividend of any kind will be declared or paid by the Company, nor will any repurchase of any of the Company's capital stock be approved or effected.

         4.9 REQUIREMENTS TO EFFECT CLOSING. The Company and Shareholder shall use their best efforts to take, or cause to be taken, all actions necessary to effect the Closing under applicable law, including without limitation the filing with the appropriate government officials of all necessary documents in form approved by counsel for the parties to this Agreement.

         4.10 ACCOUNTING AND TAX MATTERS. The Company will not change in any material respect the accounting methods or practices followed by the Company (including any material change in any assumption underlying, or any method of calculating, any bad debt, contingency or other reserve), except as may be required by generally accepted accounting principles. The Company will not make any material tax election except in the ordinary course of business consistent with past practice, change any material tax election already made, adopt any tax accounting method except in the ordinary course of business consistent with past practice, change any tax accounting method, enter into any closing agreement, settle any tax claim or assessment or consent to any tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment. The Company will duly, accurately and timely (with regard to any extensions of time) file all returns, information statements and other documents relating to taxes of the Company required to be filed by it, and pay all taxes required to be paid by it, on or before the Closing Date.

         4.11 CONVERSION TRANSACTION. Prior to the Closing Date, the Shareholder and the Company shall file with the Secretary of State of _____________ an amendment to and/or a restatement of the Company's Articles of Incorporation and shall take such other action as may be necessary to convert itself into a general business corporation in accordance with all applicable laws, rules and regulations. Shareholder shall form a new professional entity (the "New Corporation") on or before Closing under which it shall conduct its orthodontic practice and which new entity shall own any assets of the orthodontic practice required by applicable law to be owned by the orthodontic practice.

         4.12 SERVICE AGREEMENT. Prior to the Closing Date, the Shareholder shall cause New Corporation to enter into a Service Agreement with OrthAlliance and an Employment Agreement with Shareholder, both effective as of the Closing Date.

SECTION 5. COVENANTS OF ORTHALLIANCE.

         OrthAlliance agrees that between the date hereof and the Closing Date:

         5.1 CONSUMMATION OF AGREEMENT. OrthAlliance shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and provisions. OrthAlliance will use its best efforts to take, or cause to be taken, all actions necessary to effect the Closing under applicable law, including without limitation the filing with the appropriate government officials of all necessary documents in form approved by counsel for the parties to this Agreement.

         5.2 APPROVALS OF THIRD PARTIES AND PERMITS AND CONSENTS. OrthAlliance shall use its best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby.

SECTION 6 ORTHALLIANCE CONDITIONS PRECEDENT.

         The obligations of OrthAlliance hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Shareholder contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date.

         6.2 COVENANTS AND CONDITIONS. The Company and the Shareholder shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by the Company and the Shareholder prior to the Closing Date.

         6.3 PROCEEDINGS. No action, proceeding or order by any court or governmental body shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

         6.4 NO MATERIAL ADVERSE CHANGE. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company shall have occurred since the Balance Sheet Date.

         6.5 DUE DILIGENCE REVIEW. By the Closing Date, OrthAlliance shall have completed a due diligence review of the business, operations and financial statements of the Company, the results of which shall be satisfactory to OrthAlliance in its sole discretion.

         6.6 APPROVAL BY THE BOARD OF DIRECTORS. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of OrthAlliance or a committee thereof.

         6.7 SERVICE AGREEMENT. On or before the Closing Date, the New Corporation shall execute and deliver to OrthAlliance a Service Agreement in substantially the form attached hereto as Exhibit 6.7, pursuant to which OrthAlliance will provide consulting services to the New Corporation.

         6.8 EMPLOYMENT ARRANGEMENTS. Prior to the Closing Date, the Company will terminate, and will cause each licensed employee that has a written existing employment agreement with the Company to terminate his or her employment agreement with the Company, and execute a separation and release agreement ("Separation and Release Agreement"). Shareholder will execute an employment agreement (the "Employment Agreement") with the New Corporation, in form and substance attached hereto as Exhibit 6.8.

         6.9 CONSENTS AND APPROVALS. The Company and the Shareholder shall has obtained all necessary government and other third-party approvals and consents.

         6.10 CLOSING DELIVERIES. OrthAlliance shall have received all documents, duly executed in form satisfactory to OrthAlliance and its counsel, referred to in Section 8.1.

         6.11 DEBT AND RECEIVABLES. There shall be no indebtedness, receivables or payables between the Company and the Shareholder or affiliates of the Company and the Company shall not have any liabilities, including indebtedness, guaranties and capital leases that are not approved by OrthAlliance.

         6.12 DISSENTING SHARES. No holder of the Company's common stock shall have demanded appraisal for the shares of Company common stock held by such holder in accordance with _____________ law.

         6.13 NO CHANGE IN WORKING CAPITAL. There shall have been no material change in the Working Capital of the Company.

SECTION 7 THE COMPANY'S AND SHAREHOLDER'S CONDITIONS PRECEDENT.

         The obligations of the Company and the Shareholder hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions:

         7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of OrthAlliance contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date.

         7.2 COVENANTS AND CONDITIONS. OrthAlliance shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by OrthAlliance prior to the Closing Date.

         7.3 PROCEEDINGS. No action, proceeding or order by any court or governmental body shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

         7.4 CLOSING DELIVERIES. The Company shall have received all documents, duly executed in form satisfactory to the Company and its counsel, referred to in Section 8.2.

SECTION 8. CLOSING DELIVERIES.

         8.1 DELIVERIES OF THE COMPANY AND SHAREHOLDER. At or prior to the Closing, the Company and the Shareholder shall deliver to OrthAlliance the following, all of which shall be in a form satisfactory to counsel to
OrthAlliance:

                  (a) an executed original Service Agreement and executed originals of all documents required by that agreement;

                  (b) executed original Separation and Release Agreement;

                  (c) a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and all related documents and agreements each certified by the Secretary as being true and correct copies of the original thereof;

                  (d) a copy of the resolutions of the New Corporation authorizing the execution, delivery and performance of the Service Agreement and all Employment Agreements, each certified by the authorized representative of the New Corporation as being true and correct copies of the original thereof;

                  (e) certificates of the President of the Company and Shareholder, dated as of the Closing Date, (i) as to the truth and correctness of the representations and warranties of the Company and Shareholder contained herein; (ii) as to the performance of and compliance by the Company and Shareholder with all covenants contained herein; and (iii) certifying that all conditions precedent of the Company and Shareholder to the Closing have been satisfied;

                  (f) a certificate of the Secretary of the Company certifying as to the incumbency of the directors and officers of the Company and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of the Company;

                  (g) if applicable, a certificate of the Secretary of the New Corporation certifying as to the incumbency of the directors and officers of the New Corporation and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of the New Corporation;

                  (h) a certificate, dated within 10 days of the Closing Date, of the Secretary of the State of _____________ establishing that the Company is in existence and is in good standing to transact business in its state of incorporation;

                  (i) non-foreign affidavits executed by the Company and Shareholder;

                  (j) all authorizations, consents, approvals, permits and licenses referred to in Sections 2.3 and 2.5;

                  (k) the resignations of the directors and officers of the Company as requested by OrthAlliance;

                  (l) a Shareholder Release in form attached hereto as Exhibit 8.1(l) executed by Shareholder; and

                  (m) such other instruments and documents as reasonably requested by OrthAlliance to carry out and effect the purpose and intent of this Agreement.

         8.2 DELIVERIES OF ORTHALLIANCE. At or prior to the Closing, OrthAlliance shall deliver to the Company the following, all of which shall be in a form satisfactory to counsel to the Company and the Shareholder, as applicable:

                  (a) the Purchase Price;

                  (b) an executed Service Agreement; and

                  (c) such other instruments and documents as reasonably requested by the Company or Shareholder to carry out and effect the purpose and intent of this Agreement.

SECTION 9. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
           INDEMNIFICATION.

         9.1 NATURE AND SURVIVAL. Unless a party had knowledge of any misrepresentation or breach of warranty as of the Closing Date of the other party, all statements contained in this Agreement or in any Exhibit attached hereto, any agreement executed pursuant hereto, and any certificate executed and delivered by any party pursuant to the terms of this Agreement, shall constitute representations and warranties of the Company and the Shareholder, jointly and severally, or of OrthAlliance, as the case may be. All such representations and warranties, and all representations and warranties expressly labeled as such in this Agreement shall survive the date of this Agreement and for a period of one
(1) year following the Closing Date. Each party covenants with the other parties not to make any claim with respect to such representations and warranties, against any party after the date on which such survival period shall terminate. After the Closing Date, with respect to all breaches of warranties and representations herein, each party's sole remedy with respect to a breach of a warranty and representation shall be indemnification pursuant to this Section 9.

         9.2 INDEMNIFICATION BY ORTHALLIANCE. OrthAlliance (FOR PURPOSES OF THIS
SECTION 9.2 AND, TO THE EXTENT APPLICABLE, SECTION 9.4, "INDEMNITOR"), SHALL INDEMNIFY AND HOLD THE SHAREHOLDER (FOR PURPOSES OF THIS SECTION 9.2 AND, TO THE EXTENT APPLICABLE, SECTION 9.4, "INDEMNIFIED PERSON") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, ACTIONS, SUITS, COSTS, DEFICIENCIES AND EXPENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL THROUGH APPEAL) ARISING FROM OR BY REASON OF OR RESULTING FROM ANY BREACH BY INDEMNITOR OF ANY REPRESENTATION, WARRANTY, AGREEMENT OR COVENANT CONTAINED IN THIS AGREEMENT (INCLUDING THE EXHIBITS HERETO) AND EACH DOCUMENT, CERTIFICATE OR OTHER INSTRUMENT FURNISHED OR TO BE FURNISHED BY INDEMNITOR HEREUNDER. IN CONNECTION WITH INDEMNITOR'S OBLIGATION TO INDEMNIFY FOR EXPENSES, INDEMNITOR SHALL REIMBURSE EACH INDEMNIFIED PERSON FOR ALL SUCH EXPENSES AS THEY ARE INCURRED BY SUCH INDEMNIFIED PERSON, PROVIDED THAT SUCH INDEMNIFIED PERSON HEREBY AGREES IN WRITING TO REFUND ALL SUCH REIMBURSED EXPENSES IF AND TO THE EXTENT THAT IT IS FINALLY JUDICIALLY DETERMINED THAT SUCH INDEMNIFIED PERSON IS NOT ENTITLED TO INDEMNIFICATION HEREUNDER.

         9.3 INDEMNIFICATION BY THE COMPANY AND SHAREHOLDER. THE COMPANY AND THE SHAREHOLDER (FOR PURPOSES OF THIS SECTION 9.3 AND, TO THE EXTENT APPLICABLE,
SECTION 9.4, "INDEMNITOR"), JOINTLY AND SEVERALLY, SHALL INDEMNIFY AND HOLD ORTHALLIANCE AND ITS RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS AND EMPLOYEES (EACH OF THE FOREGOING, INCLUDING ORTHALLIANCE, FOR PURPOSES OF THIS
SECTION 9.3 AND, TO THE EXTENT APPLICABLE, SECTION 9.4, BEING REFERRED TO AS "INDEMNIFIED PERSON") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, CLAIMS, DAMAGES, ACTIONS, SUITS, COSTS, DEFICIENCIES AND EXPENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL THROUGH APPEAL) ARISING FROM OR BY REASON OF OR RESULTING FROM ANY BREACH BY INDEMNITOR OF ANY REPRESENTATION, WARRANTY, AGREEMENT OR COVENANT CONTAINED IN THIS AGREEMENT (INCLUDING THE EXHIBITS HERETO) AND EACH DOCUMENT, CERTIFICATE, OR OTHER INSTRUMENT FURNISHED OR TO BE FURNISHED BY INDEMNITOR HEREUNDER, AND, WITH RESPECT TO ALL TIMES PRIOR TO THE CLOSING DATE, ARISING FROM OR BY REASON OF OR RESULTING FROM THE INDEMNITOR'S MANAGEMENT AND CONDUCT OF THE OWNERSHIP OR OPERATION OF THE COMPANY AND FROM ANY ALLEGED ACT OR NEGLIGENCE OF INDEMNITOR OR ITS EMPLOYEES, AGENTS AND INDEPENDENT CONTRACTORS IN OR ABOUT THE COMPANY'S BUSINESS, AND WITH RESPECT TO (i) ANY VIOLATION BY THE COMPANY OR THE SHAREHOLDER OR THEIR CONSULTANTS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND AFFILIATES OF STATE OR FEDERAL LAWS GOVERNING HEALTHCARE FRAUD AND ABUSE, OR ANY OVERPAYMENT OR OBLIGATION ARISING OUT OF OR RESULTING FROM CLAIMS SUBMITTED TO ANY THIRD PARTY PAYOR, WHETHER ON OR AFTER THE CLOSING DATE, (ii) TAXES OF THE COMPANY OR ANY OTHER PERSON (INCLUDING SHAREHOLDER) ARISING FROM OR AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (iii) ANY LIABILITY OF THE COMPANY OR THE SHAREHOLDER FOR COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES) INCURRED IN CONNECTION WITH THE NEGOTIATION, PREPARATION OR CLOSING OF TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER DOCUMENTS TO BE EXECUTED IN CONNECTION HEREWITH, (iv) ANY ACCRUED UNFUNDED RETIREMENT OR PENSION PLAN LIABILITIES, (v) ANY CLAIM AGAINST OR LIABILITY OF THE COMPANY THAT IS OF A NATURE THAT, IF KNOWN AT THE CLOSING WOULD HAVE BEEN REQUIRED TO HAVE BEEN DISCLOSED PURSUANT TO THIS AGREEMENT, AND (vi) ANY LIABILITIES THAT ARE PAST DUE AS OF THE CLOSING DATE, THAT ARE NOT REFLECTED ON THE BALANCE SHEET, THAT ARE NOT INCURRED IN THE ORDINARY COURSE OF BUSINESS AND THAT ARE OTHERWISE EXCLUDED PURSUANT TO THE TERMS OF THIS AGREEMENT. IN CONNECTION WITH INDEMNITOR'S OBLIGATION TO INDEMNIFY FOR EXPENSES, INDEMNITOR SHALL REIMBURSE EACH INDEMNIFIED PERSON FOR ALL SUCH EXPENSES AS THEY ARE INCURRED BY SUCH INDEMNIFIED PERSON, PROVIDED THAT SUCH INDEMNIFIED PERSON HEREBY AGREES IN WRITING TO REFUND ALL SUCH REIMBURSED EXPENSES IF AND TO THE EXTENT THAT IT IS FINALLY JUDICIALLY DETERMINED THAT SUCH INDEMNIFIED PERSON IS NOT ENTITLED TO INDEMNIFICATION HEREUNDER.

         9.4 INDEMNIFICATION PROCEDURE. Within sixty (60) days after Indemnified Person receives written notice of the commencement of any action or other proceeding in respect of which indemnification or reimbursement may be sought hereunder, or within such lesser time as may be provided by law for the defense of such action or proceeding, such Indemnified Person shall notify Indemnitor thereof. If any such action or other proceeding shall be brought against any Indemnified Person, Indemnitor shall, upon written notice given within a reasonable time following receipt by Indemnitor of such notice from Indemnified Person, be entitled to assume the defense of such action or proceeding with counsel chosen by Indemnitor and reasonably satisfactory to Indemnified Person; provided, however, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, Indemnified Person shall have the right to employ separate counsel at Indemnitor's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (a) there are or may be legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to Indemnitor and which could not be adequately advanced by counsel chosen by Indemnitor, or (b) a conflict or potential conflict exists between Indemnitor and such Indemnified Person that would make such separate representation advisable; provided, however, that in no event shall Indemnitor be required to pay fees and expenses hereunder for more than one firm of attorneys of Indemnified Person in any jurisdiction in any one action or proceeding or group of related actions or proceedings. Indemnitor shall not, without the prior written consent of any Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim,


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
action or proceeding to which such Indemnified Person is a party unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising or potentially arising from or by reason of such claim, action or proceeding.

         9.5 CERTAIN TAX MATTERS.

                  (a) Shareholder shall prepare and file or cause to be prepared and filed any tax returns, statements and reports ("Tax Returns") of the Company covering taxable periods ending on or before the Closing Date which have not been filed on or before the Closing Date. Shareholder shall reimburse, indemnify and hold harmless OrthAlliance for all taxes, and all related interest, penalties and additions to tax with respect to taxable periods of the Company ending on or before the Closing Date.

                  (b) OrthAlliance shall prepare and file or cause to be prepared and filed any Tax Returns of the Company covering taxable periods which begin before the Closing Date and end after the Closing Date ("Straddle Periods") taking into account any reasonable reportable positions advocated and requested by Shareholder for such Straddle Periods. Shareholder shall within fifteen (15) days after payment thereof and notice of such payment, reimburse, indemnify and hold harmless OrthAlliance and the Company for all Taxes for any Straddle Period, to the extent related to the portion of the Straddle Period ending on the Closing Date. For such purposes, the portion of any tax attributable to the portions of a Straddle Period ending on the Closing Date and beginning after the Closing Date shall be determined by apportioning the tax for the entire Straddle Period among such periods based on the number of days in each such period, provided that, in the case of taxes based upon or related to income or receipts, such portion shall be the amount of tax which would have been due if the relevant Straddle Period ended on the Closing Date.

                  (c) The Company, Shareholder and OrthAlliance shall reasonably cooperate with each other in connection with the reporting and filing of Tax Returns pursuant to this Section 9.5 and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the provision of copies, at the requesting party's expense, of records and information relevant to any such Tax Return or proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

         9.6 RIGHT OF SET-OFF. In the event of any breach of warranty, representation, covenant or agreement by the Company or Shareholder giving rise to indemnification under Section 9.3 or Section 9.5 hereof, OrthAlliance shall be entitled to offset the amount of damages incurred by it as a result of such breach of warranty, representation, covenant or agreement against any amounts payable by OrthAlliance to Shareholder or Shareholder's affiliates.

SECTION 10. TERMINATION. This Agreement may be terminated:

                  (a) at any time by mutual agreement of all parties;

                  (b) at any time by OrthAlliance if at any time prior to the Closing Date any representation or warranty of the Company or Shareholder contained in this Agreement or in any certificate or other document executed and delivered by the Company or Shareholder pursuant to this Agreement is or becomes untrue or breached in any material respect or if the Company or Shareholder fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within twenty (20) days after receipt of written notice thereof;

                  (c) at any time by the Company or Shareholder if at any time prior to the Closing Date any representation or warranty of OrthAlliance contained in this Agreement or in any certificate or other document executed and delivered by OrthAlliance pursuant to this Agreement is or becomes untrue in any material respect or OrthAlliance fails to comply in any material respect with any covenant or agreement contained herein and such misrepresentation, noncompliance or breach is not cured, waived or eliminated within twenty (20) days of written notice thereof;

                  (d) by OrthAlliance at any time prior to the Closing Date if OrthAlliance determines in its sole discretion as the result of its legal, financial and operational due diligence with respect to the Company, that such termination is desirable and in the best interests of OrthAlliance.

SECTION 11. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Shareholder recognizes and acknowledges that

Shareholder had in the past, currently has, and in the future may possibly have, access to certain confidential information of OrthAlliance and Company that is valuable, special and unique assets of OrthAlliance's and Company's businesses. Shareholder hereby agrees that Shareholder will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, unless (i) such information becomes available to or known by the public generally through no fault of the Shareholder, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the Shareholder shall, if possible, give prior written notice thereof to the other parties hereto, and provide such other parties hereto with the opportunity to contest such disclosure, (iii) the Shareholder reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, or (iv) the Shareholder is the sole and exclusive owner of such confidential information as a result of the transactions contemplated hereunder or otherwise. In the event of a breach or threatened breach by Shareholder of the provisions of this Section 11, OrthAlliance or Company shall be entitled to an injunction restraining Shareholder from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting OrthAlliance or Company from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. The obligations of the parties under this Section 11 shall survive the termination of this Agreement.

SECTION 12. MISCELLANEOUS.

         12.1 NOTICES. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery, or by facsimile and overnight courier, to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

If to OrthAlliance:

OrthAlliance, Inc.
23848 Hawthorne Boulevard, Suite 200
Torrance, California 90505
Attn: Mr. Sam Westover, President
Facsimile: (310) 791-5660

with a copy of each notice directed to OrthAlliance to:

OrthAlliance, Inc.
23848 Hawthorne Boulevard, Suite 200
Torrance, California 90505
Attn: General Counsel
Facsimile: (310) 791-5660

If to the Company or Shareholder:
_____________________________
_____________________________
Facsimile: __________________

All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications, properly addressed and postage prepaid with the overnight courier.

         12.2 FURTHER ASSURANCES; ACCOUNTS RECEIVABLE. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of Agreement. Shareholder shall assist OrthAlliance and Company in collecting the accounts receivable of the Company acquired by OrthAlliance in connection with this transaction and in the event that Shareholder shall receive the proceeds of any such accounts receivable, shall immediately forward such amounts to Company.

         12.3 EACH PARTY TO BEAR COSTS. Each of the parties to this Agreement shall pay all of the costs and expenses incurred by such party in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated. Without limiting the generality of the foregoing and whether or not such liabilities may be deemed to have been incurred in the ordinary course of business, OrthAlliance and Company shall not be liable to or required to pay, either directly or indirectly, any (a) fees and expenses of legal counsel, accountants, auditors or other persons or entities retained by the Company, the New Corporation or the Shareholder for services rendered in connection with negotiating and closing the transactions contemplated by this Agreement or the documents to be executed in connection herewith, whether or not such costs or expenses are incurred before or after the Closing Date and the Shareholder shall be liable for all such costs and expenses of the Company, and (b) local, state and federal income taxes or other similar charges on income or gain incurred by the Company, the New Corporation or Shareholder as a result of the transactions contemplated hereby.

         12.4 PUBLIC DISCLOSURES. Except as otherwise required by law, no party to this Agreement shall make any public or other disclosure of this Agreement or the transactions contemplated hereby without the prior consent of the other parties. The parties to this Agreement shall cooperate with respect to the form and content of any such disclosures.

         12.5 GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND APPLIED WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES.

         12.6 CAPTIONS. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

         12.7 INTEGRATION OF EXHIBITS. All Exhibits attached to this Agreement are integral parts of this Agreement as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

         12.8 ENTIRE AGREEMENT/AMENDMENT. THIS INSTRUMENT, INCLUDING ALL EXHIBITS ATTACHED HERETO, CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDES ANY AND ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS BETWEEN THE PARTIES, WRITTEN OR ORAL, WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY.

         12.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument.

         12.10 BINDING EFFECT/ASSIGNMENT. This Agreement shall be assignable by OrthAlliance to any person, firm or corporation that controls or is under common control with OrthAlliance. Except as set forth above, no party shall have the right to assign their respective rights and obligations hereunder without the written consent of the other party, which consent shall not be unreasonably withheld. In considering whether or not to grant or withhold consent, it shall be deemed reasonable for the Orthodontic Entity to take into account the management style, philosophy and performance of such proposed assignee, in addition to any other commercially reasonable facts and circumstances at the time. Subject to this provision, this Agreement shall be binding upon the parties hereto, and their successors and assigns.

         12.11 AMENDMENTS; WAIVER. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto. Any waiver of the terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

         12.12 ARBITRATION. Any controversy, dispute or disagreement arising out of or relating to this Agreement, the breach thereof, or the subject matter thereof, shall be settled exclusively by binding arbitration, which shall be conducted in Los Angeles, California in accordance with the Commercial Arbitration Rules administered by the American Arbitration Association before a single arbitrator selected by the parties jointly. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         12.13 SERVICE OF PROCESS. Service of any and all process that may be served on any party hereto in any suit, action or proceeding arising out of this Agreement may be made in the manner and to the address set forth in Section 12.1 and service thus made shall be taken and held to be valid personal service upon such party by any party hereto on whose behalf such service is made.

         12.14 SEVERABILITY. If any provision of this Agreement shall be found to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and this Agreement shall be construed and enforced as if such provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect. In lieu of such provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such provision as may be possible and be legal, valid and enforceable.

         12.15 KNOWLEDGE. For purposes of this Agreement, "knowledge" means actual knowledge of any party, or its shareholders, partners, officers and directors after reasonable investigation.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ORTHALLIANCE, INC.


By:_________________________
Title:________________________



COMPANY                            SHAREHOLDER

By:____________________________    ______________________________
Title: President

                                     ANNEX I


                                 PURCHASE PRICE


         The consideration to be received by Shareholder pursuant to the Agreement is payable as follows:

         OrthAlliance hereby agrees to pay to Shareholder OrthAlliance common stock and cash totaling an amount equal to __________________ Dollars ($_________) less the amount, if any, of any liabilities of the Company assumed by OrthAlliance in connection with the transactions contemplated by this Agreement (the "Purchase Price"). The Purchase Price shall be paid as follows:

                  (a) __________ percent (__ %) of the Purchase Price shall be paid in cash or immediately available funds at Closing; and

                  (b) The remainder of the Purchase Price to be paid to Shareholder in common stock of OrthAlliance to be valued at the average closing price of the common stock as reported by the NASDAQ National Market (or other exchange or market) for the preceding five (5) consecutive trading days ending on the second trading day prior to the Closing Date.

                                INDEX TO EXHIBITS

       Exhibit                              Description
       -------                              -----------
         2.6                                Financial Statements

         2.7                                Leases

         2.9                                Personal Property; Encumbrances

         2.12                               Directors and Officers; Payroll Information

         2.14                               Contracts (other than Leases)

         2.16                               Accounts Receivable/Accounts Payable

         2.19                               Debt

         2.20                               Insurance Policies

         2.21                               Employee Benefit Plans

         2.28                               Banking Relations

         2.30                               Payors

         6.7                                Form of Service Agreement

         6.8                                Employment Agreement

         8.1(l)                             Shareholder Release